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                                  EXHIBIT 10.10

                    AGREEMENT OF SALE OF PARTNERSHIP INTEREST

             #22 STAFFORD SPRINGS, LTD. A TEXAS LIMITED PARTNERSHIP

                                                                    July 8, 2003

This is an agreement made by and between Great Western Land and Recreation, Inc., ("Great Western") a Nevada corporation, and Arete Real Estate and Development Company, with Joe Fogarty as President and also as nominee, as agent, and as official representative of certain family members all of whom own an approximate one third partnership interest in #22 Stafford Springs, LTD. ("Fogarty").

Great Western is the Buyer (or Purchaser) and Fogarty is the Seller.

1. For six hundred fifty thousand one hundred dollars ($650,100.00) in cash and subordinated convertible notes issued by Great Western outlined below and a facsimile attached as Schedule S, and other good and valuable consideration, it is agreed that Fogarty will sell all his ownership, including all the general partnership interest to Great Western Land & Recreation, Inc.

2. Buyer agrees to pay to Seller the total purchase price of $650,100.00 payable as follows:

     a. $100.00 cash deposit to Fogarty, receipt of which is hereby acknowledged.

     b. Six hundred fifty thousand dollars ($650,000.00) in the form of six year subordinated convertible notes with an interest rate starting at 2% for the first year and escalating evenly to 7% by the sixth year.

     c. Buyer is aware that there are four acres of land adjacent to the Project ("the Four Acres") of which Seller has an interest to Buyer. Buyer and Seller agree that the Four Acres are not encumbered by the existing HUD loan an these Four Acres are available for building additional units previously planned by the General Partner on a preliminary basis. Seller agrees to cooperate in every way to assist Buyer in the process to expand the Project by developing the four additional acres.

3. Seller warrants it has full legal title to said limited partnership and the General Partnership of #22 Stafford Springs. Seller warrants it has full authority to sell same, and that said property shall be sold free and clear of all liens, encumbrances and claims. The full ownership of Seller is listed on Exhibit B attached.

4. The General Partnership interest and the Limited Partnership interest is sold in good faith by Seller and that Seller knows of no entitlement problems, undisclosed contracts or violations of local, state, or Federal regulations or rules governing the construction and operation of HUD properties or this Property specifically.

5. Buyer and Seller agree that they will each separately provide values and perform all tax returns for their respective interest requires with this transaction.

6. Buyer recognizes that it will require time, "paperwork", a certain amount of documentation, and perhaps professional effort to obtain HUD permission to affect the complete transfer of the Property. Seller agrees to work diligently with Buyer to obtain the necessary approvals, and any costs incurred by consultants, lawyers, accountants, or other professional services will be evenly split between Buyer and Seller to affect this approval process. Time is of the essence. However, should it be determined that certain procedures must be followed to effect this transfer, and the execution of the procedures will take more than three days, then Seller will maintain his interest in a fiduciary capacity of the complete benefit of Buyer. This

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beneficial posture includes doing everything that can be expected to promote the interests, the profitability, and the continuity of the Project.

7. Seller agrees to turnover to Buyer all records, documents, papers, drawings, names of contacts, contractors, and other items pertaining to the recent construction, the financing, and the management of the Project.

8. Seller warrants to Buyer that there are not accounts, money, receivables, or special funding due to Seller from the Project or the Partnership, and that this sale of Seller's complete interest will terminate any future claim against the Project, against Buyer, or against any of the Limited partners.

9. Seller warrants to Buyer that there are no encumbrances, pledges, or liens against Limited Partnership or General Partnership that are transferring to Buyer. In addition, Seller knows of no claim pending, or threatened against the interests that Seller is transferring to Buyer. Seller knows of no lien, claim or threatened claim against the Four Acres, the 1/3 interest of which also is being transferred to Buyer.

10. This agreement shall be binding and inure to the benefit of the parties, their successors, assigns and personal representatives.

Signed under seal this 8th day of July, 2003.

/s/ Jay N. Torok
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Buyer

/s/ Kerry Ready
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Kerry Ready

/s/ Daniel Dodson
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Daniel Dodson

/s/ Arete Real Estate and Development Co.
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Joseph Fogarty

/s/ Joseph Fogarty
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Joseph Fogarty

/s/ Donna L. Clifford
----------------------------------------------- Witness as to signatures

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